EXHIBIT 4(c)

                          SECOND SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 1996

                                      AMONG

                           FLEET MORTGAGE GROUP, INC.,

                    FLEET FINANCIAL GROUP, INC., as Guarantor

                                       AND

                          THE BANK OF NEW YORK, Trustee

                                       TO

                                    INDENTURE

                         Dated as of August 1, 1992 and
                        Supplemented as of April 30, 1995

                                     BETWEEN

                           FLEET MORTGAGE GROUP, INC.

                                       AND

                      NATIONSBANK OF GEORGIA, N.A., Trustee

         SECOND SUPPLEMENTAL INDENTURE, dated as of May 1, 1996 by and among Fleet Mortgage Group, Inc., a Rhode Island corporation (formerly Fleet Mortgage Acquisition Co., the "Company"), Fleet Financial Group, Inc., a Rhode Island corporation (the "Guarantor"), as guarantor, and The Bank of New York, a New York bank (the "Trustee").

         WHEREAS, Fleet Mortgage Group, Inc., predecessor to the Company ("Predecessor FMG"), and NationsBank of Georgia, N.A., predecessor to the Trustee, have heretofore entered into an Indenture, dated as of August 1, 1992 between the Company and the Trustee (the "Indenture") pursuant to which the Company has heretofore issued $869,025,000 in aggregate principal amount of Outstanding Securities (such term and all other defined terms used herein and not otherwise defined shall have the meaning set forth in the Indenture); and

         WHEREAS, Predecessor FMG merged with and into the Company as of April 30, 1995 (the "Merger"); and

         WHEREAS, Predecessor FMG, the Company and NationsBank of Georgia, N.A., predecessor to the Trustee, have heretofore entered into a First Supplemental
Indenture, dated as of April 30, 1995 (the "First Supplemental Indenture"), pursuant to which the Company assumed all of Predecessor FMG's obligations under the Indenture and the Securities as a result of consummation of the Merger; and

         WHEREAS, as of the date hereof, the Guarantor is contributing all of the issued and outstanding capital stock of the Company to the Company's wholly-owned subsidiary, Fleet National Bank; and

         WHEREAS, in consideration of such contribution, the Guarantor has agreed to guarantee (a) the due and punctual payment of the principal of and premium (if any) and interest on all Outstanding Securities and all Securities issued under the Indenture from and after the date hereof and (b) the performance of all of the Company's obligations under the Indenture; and

         WHEREAS, Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for certain stated purposes, including:

         (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, and

         (b) to cure any ambiguity, to correct or supplement any provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

         WHEREAS, Section 906 of the Indenture provides, among other things, that Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to Article Nine of the Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture; and

         WHEREAS, the Company and the Guarantor by due corporate action have determined to execute a supplemental indenture in substantially the form of this Second Supplemental Indenture, and all things necessary to make this Second Supplemental Indenture a valid, binding and legal agreement have been done and performed;

         NOW, THEREFORE, for and in consideration of the premises, and of other valuable considerations the receipt whereof is hereby acknowledged, the Company and the Guarantor each covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE ONE

                                    Guarantee

         Section 101. The Guarantor hereby guarantees (a) the due and punctual payment of the principal of and premium (if any) and interest on each of the Outstanding Securities and all Securities issued under the Indenture from and after the date hereof, when and as the same become due and payable, whether upon acceleration, redemption or maturity, according to the terms of such Outstanding Securities or Securities and those of the Indenture, and the Guarantor shall make any such payment in the event that the Company fails to do so and (b) the performance of all of the Company's obligations under the Indenture.


                                   ARTICLE TWO

                             Legending of Securities

         Section 201. In accordance with the provisions of Section 906 of the Indenture, Securities authenticated and delivered after the execution of this Second Supplemental Indenture, in respect of Outstanding Securities, shall be stamped, imprinted or otherwise legended with a notation as follows:

         "Effective May 1, 1996, Fleet Financial Group, Inc., a Rhode Island corporation (the "Guarantor"), guaranteed the due and punctual payment of the principal of and premium (if any) and interest on this Security, when and as the same become due and payable, whether upon acceleration, redemption or stated maturity, according to the terms of this Security and those of the Indenture, dated as of August 1, 1992, as Supplemented as of April 30, 1995, referred to in this Security. Such Indenture has been supplemented and amended by a Second Supplemental Indenture, dated as of May 1, 1996, to provide, among other things, for such guarantee. Reference is hereby made to such Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments therein made."


                                  ARTICLE THREE

                                  Miscellaneous

         Section 301. The Trustee accepts the provisions of this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein and the Trustee shall not be responsible or accountable in any manner for, or with respect to, the validity or sufficiency of this Second Supplemental Indenture or of the Securities.

         Section 302. Any notice or demand required or permitted by this Second Supplemental Indenture or the Indenture to be given or served by the Trustee or the Company shall be given or served in accordance with Section 105 of the Indenture, and a copy of any such notice or demand shall be sent concurrently to the Guarantor by certified mail. The address of the Guarantor for the purpose of any such notice or demand (until another address is filed by the Guarantor with the Trustee) shall be:

                      Fleet Financial Group, Inc.
                      One Federal Street
                      Boston, Massachusetts  02110
                      Attn:  Treasurer

         Section 303. Except as hereby expressly provided, the Indenture, as heretofore supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

         Section 304. The Article headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

         Section 305. All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

         Section 306. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same instrument.

         Section 307. This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Seal]:                                     FLEET MORTGAGE GROUP, INC.



Attest: /s/ Jed P. Sonstroem               By /s/Gerald L. Baker
        --------------------                  -------------------------
                                           Name:   Gerald L. Baker
                                           Title:  Chairman, President and
                                                   Chief Executive Officer



[seal]                                      FLEET FINANCIAL GROUP, INC.



Attest:  /s/Lauren A. Mogensen             By /s/Eugene M. McQuade
         ---------------------               ---------------------------
                                           Name:  Eugene M. McQuade
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


[seal]                                      THE BANK OF NEW YORK,
                                            as Trustee



Attest:  /s/Tammy Stegall                  By /s/Sandra Carreker
         ---------------------               --------------------------
                                           Name:  Sandra Carreker
                                           Title: Agent

STATE OF SOUTH CAROLINA

COUNTY OF RICHMOND

     On the day 30th of April, 1996, before me personally came Gerald L. Baker, to me known, who, being by me duly sworn, did depose and say that he/she is Chairman, President and Chief Executive Officer of FLEET MORTGAGE GROUP, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


[Notarial Seal]                           /s/ Kathryn Howell
                                          -------------------------------
                                          NOTARY PUBLIC
                                          My Commission Expires: 3/20/95


STATE OF NEW YORK

COUNTY OF NEW YORK

     On the 30th day of April, 1996, before me personally came Eugene M. McQuade, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President of FLEET FINANCIAL GROUP, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



[Notarial Seal]                           /s/ Karen S. Stenberg
                                          ------------------------------
                                          NOTARY PUBLIC
                                          My Commission Expires: June 22, 1996


STATE OF FLORIDA

COUNTY OF DUVAL


     On the 30th day of April, 1996, before me personally came Sandra Carreker, to me known, who, being duly sworn, did depose and say that she is Agent of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instruments; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



[Notarial Seal]                           /s/ Deborah T. Daly
                                          --------------------------------
                                          NOTARY PUBLIC
                                          My Commission Expires: 11-20-98